Exhibit 99.1

Tenet Reports Results for the Fourth Quarter Ended December 31,

2015 and Issues Outlook for 2016

•	Generated Adjusted EBITDA of $2.276 billion and Adjusted diluted EPS of $2.05 during calendar year 2015. During the fourth quarter, Tenet generated Adjusted EBITDA of $613 million and Adjusted diluted EPS of $0.35.

•	Issued 2016 Outlook, which includes Adjusted EBITDA of $2.4 billion to $2.5 billion.

•	After normalizing for timing differences related to the California Provider Fee, same-hospital patient revenue increased 3.6% in the fourth quarter, with adjusted admissions increasing 0.3% and revenue per adjusted admission increasing 3.2%.

•	Ambulatory segment revenue increased 12.5% on a pro forma same-facility system-wide basis in the fourth quarter, with cases increasing 6.9% and revenue per case increasing 5.2%; on a pro forma basis, Adjusted EBITDA increased 17.9% to $158 million.

•	Conifer’s total revenue increased 18.4% in 2015 with revenue from third parties increasing 24.1%. Conifer generated $265 million of Adjusted EBITDA in 2015, up 30.5% from 2014. In the fourth quarter, Conifer generated $61 million of Adjusted EBITDA.

•	Adjusted Free Cash Flow increased to $405 million in 2015, up from a $55 million outflow in 2014. Tenet’s Outlook for Adjusted Free Cash Flow in 2016 is $400 million to $600 million and additional improvements are anticipated in 2017.

•	Tenet reported a net loss attributable to common shareholders of $140 million or $1.41 per diluted share in 2015. During the fourth quarter, Tenet reported a net loss attributable to common shareholders of $97 million or $0.98 per diluted share. These losses include a $218 million increase in litigation reserves ($184 million after-tax or $1.86 per diluted share), which is described further below.

DALLAS – February 22, 2016 – Tenet Healthcare Corporation (NYSE:THC) reported Adjusted EBITDA of $613 million for the fourth quarter of 2015, a decrease of $33 million, or 5.1 percent, compared to $646 million in the fourth quarter of 2014. After normalizing for timing differences related to the California Provider Fee program, Adjusted EBITDA increased $91 million or 17.4 percent.

“We delivered Adjusted EBITDA at the midpoint of our Outlook for the fourth quarter and are on a path to deliver strong growth in Adjusted EBITDA and improved Adjusted Free Cash Flow in 2016,” said Trevor Fetter, chairman and chief executive officer. “Similar to our results in the third quarter, we experienced pressure on lower acuity inpatient hospital admissions and continued to drive increases in higher-acuity admissions. Our Conifer Health Solutions and United Surgical Partners subsidiaries performed well, with Conifer meeting our expectations and USPI delivering stronger-than-expected results in the fourth quarter.”

Hospital Operations and Other Segment

Results for the fourth quarter of 2015 were impacted by the timing of revenue related to the California Provider Fee program as discussed further below.

During the fourth quarter of 2015, net operating revenue in the hospital operations and other segment increased 5.0 percent to $4.423 billion, up from $4.213 billion in the fourth quarter of 2014. On a same-hospital basis, net patient revenue increased 0.7 percent to $3.992 billion, up from $3.966 billion in the fourth quarter of 2014. The increase was driven by a 0.3 percent increase in adjusted patient admissions and a 0.3 percent increase in net patient revenue per adjusted admission.

The increases in both same-hospital revenue and same-hospital revenue per adjusted admission in the fourth quarter of 2015 were negatively impacted by timing differences related to the California Provider Fee program. On a same-hospital basis, during both calendar year 2014 and the fourth quarter of 2014, the hospital segment recorded $150 million of revenue related to the California Provider Fee program, of which approximately $112 million was related to the first nine months of 2014 since the program was not approved until the fourth quarter of 2014. During 2015, Tenet recorded $166 million of revenue related to the California Provider Fee program on a same-hospital basis, including $42 million in the fourth quarter of 2015. After adjusting for the approximately $112 million of out-of-period revenue related to the California Provider Fee program in the fourth quarter of 2014, same-hospital net patient revenue per adjusted admission increased 3.2 percent in the fourth quarter of 2015.

During 2015, net operating revenue in the hospital operations and other segment increased 8.0 percent to $16.928 billion, up from $15.681 billion in 2014. On a same-hospital basis, net patient revenue increased 5.5 percent to $15.709 billion, up from $14.886 billion in 2014. The increase was driven by a 2.4 percent increase in adjusted patient admissions and a 3.1 percent increase in net patient revenue per adjusted admission.

Fourth quarter Adjusted EBITDA in Tenet’s hospital segment was $394 million, representing a decline of 28.8 percent as compared to $553 million in the fourth quarter of 2014. During both calendar year 2014 and the fourth quarter of 2014, the hospital segment recorded $165 million of revenue related to the California Provider Fee program, of which, $124 million was related to the first nine months of 2014 since the program was not approved until the fourth quarter of 2014. During calendar year 2015 and the fourth quarter of 2015, the hospital segment recorded $188 million and $49 million, respectively, of revenue related to the California Provider Fee program. After adjusting for timing differences related to the California Provider Fee, Adjusted EBITDA in the hospital segment during the fourth quarter of 2015 decreased 8.2 percent to $394 million.

During 2015, Adjusted EBITDA in the hospital segment increased 0.1 percent to $1.653 billion, up from $1.651 billion in 2014.

Total hospital selected operating expenses, defined as the sum of salaries, wages and benefits, supplies and other operating expenses, increased 1.4 percent per adjusted admission in the quarter. The company continued to deliver improvements in contract labor expense, with a 9.4 percent decline in same hospital contract labor per adjusted admission in the fourth quarter.

Medicaid and Exchanges

Uninsured plus charity admissions declined by 187 admissions, or 1.8 percent on a same hospital basis in the fourth quarter of 2015. Medicaid admissions decreased by 703 admissions, or 1.3 percent in the fourth quarter. Same-hospital uninsured plus charity outpatient visits declined by 5,135 visits, or 3.2 percent, and Medicaid outpatient visits increased by 4,105 visits, or 0.7 percent in the fourth quarter.

In Tenet’s six Medicaid expansion states, same-hospital uninsured plus charity admissions declined by 187 admissions, or 11.1 percent, and Medicaid admissions increased by 287 admissions, or 1.0 percent in the fourth quarter of 2015. Uninsured plus charity outpatient visits decreased by 1,615 visits, or 3.5 percent, and Medicaid outpatient visits grew by 2,946 visits, or 0.8 percent in the fourth quarter. The six states are comprised of five states that expanded Medicaid in 2014 (Arizona, California, Illinois, Massachusetts and Michigan) and one state that expanded Medicaid in 2015 (Pennsylvania).

Tenet’s same-hospital exchange admissions were 4,734 in the fourth quarter of 2015, up 27.0 percent from the fourth quarter of 2014. Same-hospital exchange outpatient visits were 44,616 in the fourth quarter of 2015, up 45.6 percent from the fourth quarter of 2014.

Uncompensated Care

Tenet’s bad debt expense ratio was 7.2 percent of revenues before bad debt in the fourth quarter of 2015, down from 7.4 percent in the fourth quarter of 2014. Including $1.029 billion and $920 million of charity care write-offs and uninsured discounts that were offered through Tenet’s Compact with Uninsured Patients in the fourth quarters of 2015 and 2014, respectively, Tenet’s uncompensated care was $1.420 billion and $1.275 billion, respectively, in these periods. As a percentage of adjusted revenue, uncompensated care represented 22.0 percent of adjusted revenue in the fourth quarter of 2015, down from 22.2 percent in the fourth quarter of 2014. Nearly all of Tenet’s uncompensated care is associated with the hospital segment.

Ambulatory Segment

The results of many of the facilities in which the Ambulatory segment has an investment are not consolidated by Tenet or USPI. To help analyze results of operations, management uses system-wide measures which include revenues and cases of both consolidated and unconsolidated facilities. Tenet’s acquisition of a majority interest in USPI and all of Aspen on June 16, 2015 makes the year-over-year comparisons less meaningful. In order to improve comparability, Tenet is presenting the results for the ambulatory segment on a pro forma basis, including the results of USPI and Aspen in each comparable period.

During the fourth quarter of 2015, on a pro forma basis, the ambulatory segment delivered net operating revenue of $397 million, representing an increase of 28.9 percent as compared to $308 million in the fourth quarter of 2014. During 2015, on a pro forma basis, the ambulatory segment delivered net operating revenue of $1.343 billion, representing an increase of 17.8 percent as compared to $1.140 billion of revenue in 2014.

On a pro forma same-facility system-wide basis in the fourth quarter of 2015, revenue in the ambulatory segment increased 12.5 percent, with cases increasing 6.9 percent and revenue per case increasing 5.2 percent.

During the fourth quarter of 2015, on a pro forma basis, Tenet’s ambulatory segment delivered Adjusted EBITDA of $158 million, up 17.9 percent from $134 million in the fourth quarter of 2014. After subtracting $48 million and $33 million of net income attributable to noncontrolling interests in the fourth quarters of 2015 and 2014, respectively, and prior to subtracting additional noncontrolling interest related to Welsh Carson’s and other pre-existing USPI shareholders 49.9 percent ownership interest in the USPI joint venture, Adjusted EBITDA less NCI increased 8.9 percent to $110 million in the fourth quarter of 2015, up from $101 million in the fourth quarter of 2014. After subtracting $69 million and $49 million of Adjusted net income attributable to noncontrolling interests in the fourth quarters of 2015 and 2014, respectively, Adjusted EBITDA less NCI increased 4.7 percent to $89 million in the fourth quarter of 2015, up from $85 million in the fourth quarter of 2014. The Adjusted net income attributable to noncontrolling interests in the fourth quarter of 2015 excludes $16 million of net income attributable to noncontrolling interests recorded during the quarter related to $32 million of gains on the consolidation and deconsolidation of certain businesses.

During 2015, on a pro forma basis, the ambulatory segment delivered Adjusted EBITDA of $489 million, up 14.5 percent from $427 million in 2014. After subtracting $137 million and $112 million of net income attributable to noncontrolling interests in 2015 and 2014, respectively, and prior to subtracting additional noncontrolling interest related to Welsh Carson’s and other pre-existing USPI shareholders 49.9 percent ownership interest in the USPI joint venture, Adjusted EBITDA less NCI increased 11.7 percent to $352 million in 2015, up from $315 million in 2014. After subtracting $206 million and $150 million of net income attributable to noncontrolling interests in 2015 and 2014, respectively, Adjusted EBITDA less NCI increased 2.2 percent to $283 million in 2015, up from $277 million in 2014. After adjusting for the additional $16 million of net income attributable to noncontrolling interests that was recorded in the fourth quarter of 2015, Adjusted EBITDA Less NCI in the ambulatory segment increased 7.9 percent in 2015.

Conifer Segment

During the fourth quarter of 2015, Conifer’s revenue increased 17.4 percent to $384 million, up from $327 million. Conifer’s revenue increased 18.4 percent during 2015 to $1.413 billion, up from $1.193 billion in 2014. Excluding revenue from Tenet, Conifer’s revenue from other third party customers increased by 27.2 percent to $206 million in the fourth quarter of 2015 and by 24.1 percent to $747 million in 2015.

In the fourth quarter of 2015, Conifer generated $61 million of Adjusted EBITDA, down 4.7 percent versus $64 million in the fourth quarter of 2014. During 2015, Conifer delivered Adjusted EBITDA of $265 million, up 30.5 percent from $203 million in 2014.

Net Income and Earnings Per Diluted Share

During the fourth quarter of 2015, Tenet generated Adjusted net income from continuing operations of $35 million, or $0.35 per diluted share. This excludes $135 million, or $1.36 per diluted share, in after-tax items such as impairment charges, restructuring charges, acquisition-related costs, litigation and investigation costs, the loss from the early extinguishment of debt, and gains on sales, consolidation and deconsolidation of facilities. During the fourth quarter of 2014, the company generated adjusted net income from continuing operations of $104 million, or $1.03 per diluted share, excluding the comparable items that totaled $43 million after-tax, or $0.42 per diluted share.

During 2015, Tenet generated Adjusted net income from continuing operations of $208 million, or $2.05 per diluted share. This excludes $350 million, or $3.48 per diluted share, in after-tax items such as impairment charges, restructuring charges, acquisition-related costs, litigation and investigation costs, the loss from the early extinguishment of debt, and gains on sales, consolidation and deconsolidation of facilities. During 2014, the company generated adjusted net income from continuing operations of $145 million, or $1.45 per diluted share, excluding the comparable items that totaled $111 million after-tax, or $1.11 per diluted share.

On a GAAP basis in the fourth quarter of 2015, including the results of both continuing and discontinued operations, Tenet reported a net loss attributable to common shareholders of $97 million, or $0.98 per diluted share, compared to net income of $61 million, or $0.61 per diluted share, in the fourth quarter of 2014. On a GAAP basis in 2015, including the results of both continuing and discontinued operations, Tenet reported a net loss attributable to common shareholders of $140 million, or $1.41 per diluted share, compared to net income of $12 million, or $0.12 per diluted share, in 2014.

Cash Flow and Liquidity

Cash and cash equivalents were $356 million at December 31, 2015 compared to $193 million at December 31, 2014. Tenet’s cash and debt balances as of December 31, 2015 reflect the cash proceeds that the company received from the sale of two hospitals in North Carolina, the sale of a majority position in four hospitals in Dallas, and the related changes that these transactions had on Tenet’s balance sheet. The company ended 2015 with no outstanding borrowings on its $1 billion credit line.

Accounts receivable days outstanding were 49.5 at December 31, 2015, representing no change from September 30, 2015 or December 31, 2014. Adjusted net cash provided by operating activities in 2015 was $1.247 billion, representing a 42.0 percent increase compared to $878 million in 2014. After subtracting $842 million and $933 million of capital expenditures in 2015 and 2014, respectively, Adjusted Free Cash Flow was $405 million in 2015, up from an outflow of $55 million in 2014.

Tenet repurchased $40 million of stock during the fourth quarter. As of December 31, 2015, the company had $460 million of remaining authorization under the previously announced $500 million share repurchase program. The repurchase program will expire on December 31, 2016 and may be suspended for periods or discontinued at any time.

Increase in Litigation Reserves

In the three months ended December 31, 2015, the Company increased its aggregate reserve for the Clinica de la Mama criminal investigation and civil litigation from $20 million to $238 million to reflect an offer it made in February 2016 to resolve the matter. This amount is reflected in the consolidated balance sheet as of December 31, 2015 as accrued legal settlement costs. The $218 million reserve increase lowered net income by approximately $184 million or $1.86 per diluted share during the fourth quarter of 2015. As previously disclosed, the Company commenced discussions in January 2016 with the U.S. Department of Justice and the State of Georgia regarding potential resolution of these matters. For additional information, see Note 15 to the Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2015.

Outlook

During 2016, Tenet expects to deliver revenue of $18.8 billion to $19.2 billion, Adjusted EBITDA of $2.4 billion to $2.5 billion, and Adjusted earnings per diluted share of $1.18 to $2.25. The Outlook for EPS in calendar year 2016 assumes net income attributable to noncontrolling interests of $310 million to $330 million and an average diluted share count of 102 million.

During 2016, Tenet expects to deliver Adjusted Free Cash Flow of $400 million to $600 million, compared to $405 million in 2015, and anticipates additional improvement in Adjusted Free Cash Flow in 2017. The Outlook for Adjusted Free Cash Flow in 2016 is based on an Outlook of $1.300 billion to $1.450 billion of Adjusted Net Cash Provided by Operating Activities less $850 million to $900 million of capital expenditures. In addition, the company anticipates making cash distributions to noncontrolling interests of $220 million to $240 million in 2016.

During the first quarter of 2016, Tenet expects to deliver revenue of $4.7 billion to $4.9 billion, Adjusted EBITDA of $550 million to $600 million and Adjusted earnings per diluted share of $0.05 to $0.54 assuming an average diluted share count of 101 million.

Additional details on Tenet’s Outlook for both the first quarter and calendar year 2016 are available in Tables 3, 4 and 5 at the end of this press release and in an accompanying slide presentation that is accessible through the company’s website at www.tenethealth.com/investors.

Management’s Webcast Discussion of Fourth Quarter Results

Tenet management will discuss the Company’s fourth quarter 2015 results on a webcast scheduled for 10:00 a.m. EST (9:00 a.m. CST) on February 23, 2016. Investors can access the webcast through Tenet’s website at www.tenethealth.com/investors. A set of slides, which will be referred to on the conference call, is available on the Quarterly Results section of the Company’s website.

Additional information regarding Tenet’s quarterly results of operations is contained in its Form 10-K report for the year ended December 31, 2015, which will be filed with the Securities and Exchange Commission and posted on the Tenet website before the webcast. This press release includes certain non-GAAP measures, such as Adjusted EBITDA. A reconciliation of Adjusted EBITDA to net income attributable to Tenet common shareholders is included in the financial tables at the end of this release.

Tenet Healthcare Corporation is a diversified healthcare services company with more than 130,000 employees united around a common mission: to help people live happier, healthier lives. Through its subsidiaries, partnerships and joint ventures, including United Surgical Partners International, the company operates 84 general acute care hospitals, 20 short-stay surgical hospitals and over 470 outpatient centers in the United States, as well as nine facilities in the United Kingdom. Tenet’s Conifer Health Solutions subsidiary provides technology-enabled performance improvement and health management solutions to hospitals, health systems, integrated delivery networks, physician groups, self-insured organizations and health plans. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

###

Corporate Communications Charles Nicolas 469-893-2640 mediarelations@tenethealth.com	Investor Relations Brendan Strong 469-893-6992 investorrelations@tenethealth.com

This release contains “forward-looking statements” – that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2015 and other filings with the Securities and Exchange Commission. Among other things, these factors include adverse regulatory developments, government investigations or litigation, including any significant monetary resolution or other undesirable consequences of the Clinica de la Mama qui tam action and criminal investigation described in Note 15 to the

Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2015. The terms of a final resolution, if any, of the Clinica de la Mama matter may require us to pay significant fines and penalties and give rise to other costs or adverse consequences that materially exceed the reserve we have established and could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Tenet uses its company website to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,
(Dollars in millions except per share amounts)	2015	%	2014	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$5,417		$4,821		12.4%
Less: Provision for doubtful accounts	391		356		9.8%

Net operating revenues	5,026	100.0%	4,465	100.0%	12.6%
Equity in earnings of unconsolidated affiliates	51	1.0%	3	0.1%	1,600.0%
Operating expenses:
Salaries, wages and benefits	2,443	48.6%	2,118	47.5%	15.3%
Supplies	817	16.3%	688	15.4%	18.8%
Other operating expenses, net	1,230	24.5%	1,048	23.5%	17.4%
Electronic health record incentives	(26)	(0.5)%	(32)	(0.7)%	(18.8)%
Depreciation and amortization	208	4.1%	240	5.4%
Impairment and restructuring charges, and acquisition-related costs	52	1.0%	63	1.4%
Litigation and investigation costs	224	4.5%	6	0.1%
Gains on sales, consolidation and deconsolidation of facilities	(186)	(3.7)%	—

Operating income	315	6.3%	337	7.5%
Interest expense	(248)		(196)
Loss from early extinguishment of debt	(1)		—
Investment earnings	1		—

Net income from continuing operations, before income taxes	67		141
Income tax expense	(68)		(60)

Net income (loss) from continuing operations, before discontinued operations	(1)		81
Discontinued operations:
Loss from operations	(1)		—
Litigation and investigation costs	5		—
Income tax expense	(1)		—

Net income from discontinued operations	3		—

Net income	2		81
Less: Net income attributable to noncontrolling interests	99		20

Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(97)		$61

Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Net income (loss) from continuing operations, net of tax	$(100)		$61
Net income from discontinued operations, net of tax	3		—

Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(97)		$61

Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic	$(1.01)		$0.62
Continuing operations	0.03		—

	$(0.98)		$0.62

Diluted
Continuing operations	$(1.01)		$0.61
Discontinued operations	0.03		—

	$(0.98)		$0.61

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	99,188		98,331
Diluted*	99,188		101,279

*	Had we generated income from continuing operations in the three months ended December 31, 2015 the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 2,173 shares.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Years Ended December 31,
(Dollars in millions except per share amounts)	2015	%	2014	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$20,111		$17,908		12.3%
Less: Provision for doubtful accounts	1,477		1,305		13.2%

Net operating revenues	18,634	100.0%	16,603	100.0%	12.2%
Equity in earnings of unconsolidated affiliates	99	0.5%	12	0.1%	725.0%
Operating expenses:
Salaries, wages and benefits	9,011	48.4%	8,023	48.3%	12.3%
Supplies	2,963	15.9%	2,630	15.8%	12.7%
Other operating expenses, net	4,555	24.4%	4,114	24.8%	10.7%
Electronic health record incentives	(72)	(0.4)%	(104)	(0.6)%	(30.8)%
Depreciation and amortization	797	4.3%	849	5.1%
Impairment and restructuring charges, and acquisition-related costs	318	1.7%	153	0.9%
Litigation and investigation costs	291	1.6%	25	0.2%
Gains on sales, consolidation and deconsolidation of facilities	(186)	(1.0)%	—	—%

Operating income	1,056	5.7%	925	5.6%
Interest expense	(912)		(754)
Loss from early extinguishment of debt	(1)		(24)
Investment earnings	1		—

Net income from continuing operations, before income taxes	144		147
Income tax expense	(68)		(49)

Net income from continuing operations, before discontinued operations	76		98
Discontinued operations:
Loss from operations	(5)		(17)
Litigation and investigation costs	8		(18)
Income tax benefit (expense)	(1)		13

Net income (loss) from discontinued operations	2		(22)

Net income	78		76
Less: Net income attributable to noncontrolling interests	218		64

Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(140)		$12

Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Net income (loss) from continuing operations, net of tax	$(142)		$34
Net income (loss) from discontinued operations, net of tax	2		(22)

Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(140)		$12

Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(1.43)		$0.35
Discontinued operations	0.02		(0.23)

	$(1.41)		$0.12

Diluted
Continuing operations	$(1.43)		$0.34
Discontinued operations	0.02		(0.22)

	$(1.41)		$0.12

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	99,167		97,801
Diluted*	99,167		100,287

*	Had we generated income from continuing operations in the twelve months ended December 31, 2015 the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 2,380 shares.

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
(Dollars in millions)	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$356	$193
Accounts receivable, less allowance for doubtful accounts	2,704	2,404
Inventories of supplies, at cost	309	276
Income tax receivable	7	2
Assets held for sale	550	2
Other current assets	1,245	1,093

Total current assets	5,171	3,970
Investments and other assets	1,175	384
Deferred income taxes	776	863
Property and equipment, at cost, less accumulated depreciation and amortization	7,915	7,733
Goodwill	6,970	3,913
Other intangible assets, at cost, less accumulated amortization	1,675	1,088

Total assets	$23,682	$17,951

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$127	$112
Accounts payable	1,380	1,179
Accrued compensation and benefits	880	852
Professional and general liability reserves	177	189
Accrued interest payable	205	194
Liabilities held for sale	101	—
Accrued legal settlement costs	294	45
Other current liabilities	1,144	1,006

Total current liabilities	4,308	3,577
Long-term debt, net of current portion	14,383	11,505
Professional and general liability reserves	578	492
Defined benefit plan obligations	595	633
Other long-term liabilities	594	558

Total liabilities	20,458	16,765
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,266	401
Equity:
Shareholders’ equity:
Common stock	7	7
Additional paid-in capital	4,815	4,614
Accumulated other comprehensive loss	(164)	(182)
Accumulated deficit	(1,550)	(1,410)
Common stock in treasury, at cost	(2,417)	(2,378)

Total shareholders’ equity	691	651
Noncontrolling interests	267	134

Total equity	958	785

Total liabilities and equity	$23,682	$17,951

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	Years Ended
	December 31,
(Dollars in millions)	2015	2014
Net Income	$78	$76
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	797	849
Provision for doubtful accounts	1,477	1,305
Deferred income tax expense	42	30
Stock-based compensation expense	69	51
Impairment and restructuring charges, and acquisition-related costs	318	153
Litigation and investigation costs	291	25
Loss from early extinguishment of debt	1	24
Gains on sales, consolidation and deconsolidation of facilities	(186)	—
Undistributed earnings from affiliates	(99)	(10)
Amortization of debt discount and debt issuance costs	41	28
Pre-tax loss (income) from discontinued operations	(3)	35
Other items, net	59	(30)
Changes in cash from operating assets and liabilities:
Accounts receivable	(1,632)	(1,896)
Inventories and other current assets	(130)	(314)
Income taxes	18	3
Accounts payable, accrued expenses and other current liabilities	68	505
Other long-term liabilities	38	44
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(200)	(168)
Net cash used in operating activities from discontinued operations, excluding income taxes	(21)	(23)

Net cash provided by operating activities	1,026	687
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(842)	(933)
Purchases of businesses or joint venture interests, net of cash acquired	(940)	(428)
Proceeds from sales of facilities and other assets	549	6
Proceeds from sales of marketable securities, long-term investments and other assets	60	13
Purchases of equity investments	(134)	(12)
Other long-term assets	(4)	31
Other items, net	(6)	1

Net cash used in investing activities	(1,317)	(1,322)
Cash flows from financing activities:
Repayments of borrowings under credit facility	(2,815)	(2,430)
Proceeds from borrowings under credit facility	2,595	2,245
Repayments of other borrowings	(2,049)	(683)
Proceeds from other borrowings	3,158	1,608
Repurchases of common stock	(40)	—
Debt issuance costs	(80)	(27)
Distributions paid to noncontrolling interests	(110)	(45)
Contributions from noncontrolling interests	4	18
Purchase of noncontrolling interests	(254)	—
Proceeds from exercise of stock options	15	26
Other items, net	30	3

Net cash provided by financing activities	454	715

Net increase in cash and cash equivalents	163	80
Cash and cash equivalents at beginning of period	193	113

Cash and cash equivalents at end of period	$356	$193

Supplemental disclosures:
Interest paid, net of capitalized interest	$(859)	$(726)
Income tax payments, net	$(7)	$(8)

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day,
per admission, per adjusted admission	Three Months Ended December 31,				Years Ended December 31,
and per visit amounts)	2015	2014(2)	Change		2015(2)	2014(2)	Change
Net inpatient revenues	$2,736	$2,719	0.6%		$10,652	$10,015	6.4%
Net outpatient revenues	$1,616	$1,448	11.6%		$6,027	$5,449	10.6%
Number of acute care hospitals (at end of period)	86	80	6	*	86	80	—	*
Licensed beds (at end of period)	22,525	20,814	8.2%		22,525	20,814	8.2%
Average licensed beds	22,549	20,805	8.4%		21,092	20,531	2.7%
Utilization of licensed beds	47.4%	49.0%	(1.6	)% *	49.6%	49.3%	0.3	% *
Patient days - total	983,856	937,803	4.9%		3,817,572	3,695,288	3.3%
Adjusted patient days	1,710,620	1,578,854	8.3%		6,520,289	6,203,383	5.1%
Net inpatient revenue per patient day	$2,781	$2,899	(4.1)%		$2,790	$2,710	3.0%
Total admissions	211,991	202,337	4.8%		824,102	791,165	4.2%
Adjusted patient admissions	371,994	344,857	7.9%		1,422,588	1,343,511	5.9%
Charity and uninsured admissions	11,529	11,232	2.6%		44,336	45,679	(2.9)%
Net inpatient revenue per admission	$12,906	$13,438	(4.0)%		$12,926	$12,659	2.1%
Average length of stay (days)	4.64	4.63	0.2%		4.63	4.67	(0.9)%
Total surgeries	138,264	128,050	8.0%		517,127	495,980	4.3%
Admissions through emergency department	133,108	127,361	4.5%		521,272	495,195	5.3%
Emergency department visits	778,148	737,680	5.5%		3,010,625	2,824,526	6.6%
Total emergency department admissions and visits	911,256	865,041	5.3%		3,531,897	3,319,721	6.4%
Outpatient visits	2,198,005	1,995,237	10.2%		8,332,139	7,720,886	7.9%
Charity and uninsured outpatient visits	173,280	165,365	4.8%		662,168	660,924	0.2%
Net outpatient revenue per visit	$735	$726	1.2%		$723	$706	2.4%
Net patient revenue per adjusted patient admission	$11,699	$12,083	(3.2)%		$11,724	$11,510	1.9%
Net patient revenue per adjusted patient day	$2,544	$2,639	(3.6)%		$2,558	$2,493	2.6%
Net Patient Revenues from:
Medicare	19.3%	21.1%	(1.8	)% *	20.4%	22.0%	(1.6	)% *
Medicaid	8.2%	11.3%	(3.1	)% *	8.7%	9.6%	(0.9	)% *
Managed care	61.6%	57.5%	4.1	% *	60.6%	58.4%	2.2	% *
Indemnity, self-pay and other	10.9%	10.1%	0.8	% *	10.3%	10.0%	0.3	% *

(1)	Represents the results of Tenet’s Hospital Operations and other segment.
(2)	The results for 2014 and the quarter ended March 31, 2015 have been restated to exclude the results of the surgery and imaging centers that Tenet contributed to the joint venture with United Surgical Partners International. The results for these surgery and imaging centers are now reported in Tenet’s Ambulatory Care segment.
*	This change is the difference between the 2015 and 2014 amounts shown.

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day,
per admission, per adjusted admission	Three Months Ended December 31,				Years Ended December 31,
and per visit amounts)	2015	2014(2)	Change		2015(2)	2014(2)	Change
Net inpatient revenues	$2,546	$2,591	(1.7)%		$10,079	$9,615	4.8%
Net outpatient revenues	$1,446	$1,375	5.2%		$5,630	$5,271	6.8%
Number of acute care hospitals (at end of period)	75	75	—	*	75	75	—	*
Licensed beds (at end of period)	19,882	19,984	(0.5)%		19,882	19,984	(0.5)%
Average licensed beds	19,906	19,975	(0.3)%		19,969	19,905	0.3%
Utilization of licensed beds	47.8%	48.9%	(1.1	)% *	49.0%	49.1%	(0.1	)% *
Patient days—total	875,226	898,353	(2.6)%		3,573,155	3,566,694	0.2%
Adjusted patient days	1,508,868	1,512,531	(0.2)%		6,083,749	5,993,861	1.5%
Net inpatient revenue per patient day	$2,909	$2,884	0.9%		$2,821	$2,696	4.6%
Total admissions	190,642	194,169	(1.8)%		774,480	765,951	1.1%
Adjusted patient admissions	332,037	330,884	0.3%		1,333,227	1,301,936	2.4%
Charity and uninsured admissions	10,386	10,573	(1.8)%		41,325	43,496	(5.0)%
Net inpatient revenue per admission	$13,355	$13,344	0.1%		$13,014	$12,553	3.7%
Average length of stay (days)	4.59	4.63	(0.9)%		4.61	4.66	(1.1)%
Total surgeries	123,761	123,854	(0.1)%		487,953	482,633	1.1%
Admissions through emergency department	119,814	122,089	(1.9)%		489,401	479,805	2.0%
Emergency department visits	700,837	703,265	(0.3)%		2,816,943	2,738,233	2.9%
Total emergency department admissions and visits	820,651	825,354	(0.6)%		3,306,344	3,218,038	2.7%
Outpatient visits	1,974,943	1,917,935	3.0%		7,831,785	7,496,243	4.5%
Charity and uninsured outpatient visits	153,357	158,492	(3.2)%		618,571	636,712	(2.8)%
Net outpatient revenue per visit	$732	$717	2.1%		$719	$703	2.3%
Net patient revenue per adjusted patient admission	$12,023	$11,986	0.3%		$11,783	$11,434	3.1%
Net patient revenue per adjusted patient day	$2,646	$2,622	0.9%		$2,582	$2,484	3.9%
Net Patient Revenues from:
Medicare	19.6%	20.7%	(1.1	)% *	19.6%	21.7%	(2.1	)% *
Medicaid	8.3%	11.1%	(2.8	)% *	8.3%	9.4%	(1.1	)% *
Managed care	61.6%	58.3%	3.3	% *	61.6%	59.0%	2.6	% *
Indemnity, self-pay and other	10.5%	9.9%	0.6	% *	10.5%	9.9%	0.6	% *

(1)	Represents the results of Tenet’s Hospital Operations and other segment.
(2)	The results for 2014 and the quarter ended March 31, 2015 have been restated to exclude the results of the surgery and imaging centers that Tenet contributed to the joint venture with United Surgical Partners International. The results for these surgery and imaging centers are now reported in Tenet’s Ambulatory Care segment.
*	This change is the difference between the 2015 and 2014 amounts shown.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended				Year Ended
(Dollars in millions except per share amounts)	03/31/15	6/30/2015	9/30/2015	12/31/2015	12/31/2015
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$4,787	$4,844	$5,063	$5,417	$20,111
Less: Provision for doubtful accounts	363	352	371	391	1,477

Net operating revenues	4,424	4,492	4,692	5,026	18,634
Equity in earnings of unconsolidated affiliates	4	16	28	51	99
Operating expenses:
Salaries, wages and benefits	2,125	2,185	2,258	2,443	9,011
Supplies	687	707	752	817	2,963
Other operating expenses, net	1,093	1,081	1,151	1,230	4,555
Electronic health record incentives	(6)	(33)	(7)	(26)	(72)
Depreciation and amortization	207	197	185	208	797
Impairment and restructuring charges, and acquisition-related costs	29	193	44	52	318
Litigation and investigation costs	3	14	50	224	291
Gains on sales, consolidation and deconsolidation of facilities	—	—	—	(186)	(186)

Operating income	290	164	287	315	1,056
Interest expense	(199)	(217)	(248)	(248)	(912)
Loss from early extinguishment of debt	—	—	—	(1)	(1)
Investment earnings (loss)	—	(1)	1	1	1

Net income (loss) from continuing operations, before income taxes	91	(54)	40	67	144
Income tax benefit (expense)	(16)	27	(11)	(68)	(68)

Net income (loss) from continuing operations, before discontinued operations	75	(27)	29	(1)	76
Discontinued operations:
Loss from operations	(1)	(2)	(1)	(1)	(5)
Litigation and investigation costs	3	—	—	5	8
Income tax benefit (expense)	(1)	1	—	(1)	(1)

Net income (loss) from discontinued operations	1	(1)	(1)	3	2

Net income (loss)	76	(28)	28	2	78
Less: Net income attributable to noncontrolling interests	29	33	57	99	218

Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$47	$(61)	$(29)	$(97)	$(140)

Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Net income (loss) from continuing operations, net of tax	$46	$(60)	$(28)	$(100)	$(142)
Net income (loss) from discontinued operations, net of tax	1	(1)	(1)	3	2

Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$47	$(61)	$(29)	$(97)	$(140)

Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$0.47	$(0.60)	$(0.28)	$(1.01)	$(1.43)
Discontinued operations	0.01	(0.01)	(0.01)	0.03	0.02

	$0.48	$(0.61)	$(0.29)	$(0.98)	$(1.41)

Diluted
Continuing operations	$0.46	$(0.60)	$(0.28)	$(1.01)	$(1.43)
Discontinued operations	0.01	(0.01)	(0.01)	0.03	0.02

	$0.47	$(0.61)	$(0.29)	$(0.98)	$(1.41)

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	98,699	99,244	99,537	99,188	99,167
Diluted	100,872	99,244	99,537	99,188	99,167

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day,
per admission, per adjusted admission	Three Months Ended				Year Ended
and per visit amounts)	03/31/15(2)	06/30/15	9/30/2015	12/31/2015	12/31/2015
Net inpatient revenues	$2,691	$2,622	$2,603	$2,736	$10,652
Net outpatient revenues	$1,412	$1,484	$1,515	$1,616	$6,027
Number of acute care hospitals (at end of period)	80	80	83	86	86
Licensed beds (at end of period)	20,826	20,826	21,527	22,525	22,525
Average licensed beds	20,823	20,826	21,122	22,549	21,092
Utilization of licensed beds	52.1%	49.1%	47.8%	47.4%	49.6%
Patient days—total	975,912	929,840	927,964	983,856	3,817,572
Adjusted patient days	1,618,516	1,589,659	1,601,494	1,710,620	6,520,289
Net inpatient revenue per patient day	$2,756	$2,821	$2,805	$2,781	$2,790
Total admissions	208,333	201,908	201,870	211,991	824,102
Adjusted patient admissions	349,097	349,145	352,352	371,994	1,422,588
Charity and uninsured admissions	10,950	10,535	11,322	11,529	44,336
Net inpatient revenue per admission	$12,912	$12,991	$12,894	$12,906	$12,926
Average length of stay (days)	4.68	4.61	4.60	4.64	4.63
Total surgeries	121,403	127,523	129,937	138,264	517,127
Admissions through emergency department	133,544	128,570	126,050	133,108	521,272
Emergency department visits	741,533	742,951	747,993	778,148	3,010,625
Total emergency department admissions and visits	875,077	871,521	874,043	911,256	3,531,897
Outpatient visits	1,994,573	2,063,037	2,076,524	2,198,005	8,332,139
Charity and uninsured outpatient visits	157,197	159,634	172,057	173,280	662,168
Net outpatient revenue per visit	$708	$719	$730	$735	$723
Net patient revenue per adjusted patient admission	$11,750	$11,764	$11,688	$11,699	$11,724
Net patient revenue per adjusted patient day	$2,534	$2,584	$2,571	$2,544	$2,558
Net Patient Revenues from:
Medicare	21.9%	20.7%	19.8%	19.3%	20.4%
Medicaid	9.4%	8.5%	8.8%	8.2%	8.7%
Managed care	58.6%	60.8%	61.1%	61.6%	60.6%
Indemnity, self-pay and other	10.2%	10.0%	10.3%	10.9%	10.3%

(1)	Represents the results of Tenet’s Hospital Operations and other segment.
(2)	The results for the quarter ended March 31, 2015 have been restated to exclude the results of the surgery and imaging centers that Tenet contributed to the joint venture with United Surgical Partners International. The results for these surgery and imaging centers are now reported in Tenet’s Ambulatory Care segment.

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day,
per admission, per adjusted admission	Three Months Ended				Year Ended
and per visit amounts)	03/31/15(2)	06/30/15	9/30/2015	12/31/2015	12/31/2015
Net inpatient revenues	$2,568	$2,493	$2,472	$2,546	$10,079
Net outpatient revenues	$1,350	$1,407	$1,427	$1,446	$5,630
Number of acute care hospitals (at end of period)	75	75	75	75	75
Licensed beds (at end of period)	19,996	19,996	19,953	19,882	19,882
Average licensed beds	19,993	19,996	19,985	19,906	19,969
Utilization of licensed beds	51.9%	48.9%	47.6%	47.8%	49.0%
Patient days—total	934,521	888,952	874,456	875,226	3,573,155
Adjusted patient days	1,550,217	1,520,937	1,503,727	1,508,868	6,083,749
Net inpatient revenue per patient day	$2,748	$2,804	$2,827	$2,909	$2,821
Total admissions	199,460	193,324	191,054	190,642	774,480
Adjusted patient admissions	334,218	334,451	332,521	332,037	1,333,227
Charity and uninsured admissions	10,291	9,947	10,701	10,386	41,325
Net inpatient revenue per admission	$12,875	$12,895	$12,939	$13,355	$13,014
Average length of stay (days)	4.69	4.60	4.58	4.59	4.61
Total surgeries	117,412	123,015	123,765	123,761	487,953
Admissions through emergency department	127,497	122,826	119,264	119,814	489,401
Emergency department visits	706,433	707,425	702,248	700,837	2,816,943
Total emergency department admissions and visits	833,930	830,251	821,512	820,651	3,306,344
Outpatient visits	1,912,749	1,980,927	1,963,166	1,974,943	7,831,785
Charity and uninsured outpatient visits	150,324	152,449	162,441	153,357	618,571
Net outpatient revenue per visit	$706	$710	$727	$732	$719
Net patient revenue per adjusted patient admission	$11,723	$11,661	$11,726	$12,023	$11,783
Net patient revenue per adjusted patient day	$2,527	$2,564	$2,593	$2,646	$2,582
Net Patient Revenues from:
Medicare	21.6%	20.4%	20.0%	19.6%	19.6%
Medicaid	9.2%	8.2%	8.6%	8.3%	8.3%
Managed care	59.2%	61.6%	61.5%	61.6%	61.6%
Indemnity, self-pay and other	10.0%	9.8%	9.9%	10.5%	10.5%

(1)	Represents the results of Tenet’s Hospital Operations and other segment.
(2)	The results for the quarter ended March 31, 2015 have been restated to exclude the results of the surgery and imaging centers that Tenet contributed to the joint venture with United Surgical Partners International. The results for these surgery and imaging centers are now reported in Tenet’s Ambulatory Care segment.

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day,
per admission, per adjusted admission	Three Months Ended				Year Ended
and per visit amounts)	03/31/14	06/30/14	9/30/2014	12/31/2014	12/31/2014
Net inpatient revenues	$2,364	$2,324	$2,336	$2,591	$9,615
Net outpatient revenues	$1,250	$1,323	$1,323	$1,375	$5,271
Number of acute care hospitals (at end of period)	75	75	75	75	75
Licensed beds (at end of period)	19,832	19,932	19,932	19,984	19,984
Average licensed beds	19,832	19,881	19,932	19,975	19,905
Utilization of licensed beds	50.7%	48.7%	48.2%	48.9%	49.1%
Patient days—total	904,400	880,198	883,743	898,353	3,566,694
Adjusted patient days	1,485,264	1,496,763	1,499,303	1,512,531	5,993,861
Net inpatient revenue per patient day	$2,614	$2,640	$2,643	$2,884	$2,696
Total admissions	190,021	189,642	192,119	194,169	765,951
Adjusted patient admissions	315,397	325,810	329,845	330,884	1,301,936
Charity and uninsured admissions	12,094	10,510	10,319	10,573	43,496
Net inpatient revenue per admission	$12,441	$12,255	$12,159	$13,344	$12,553
Average length of stay (days)	4.76	4.64	4.60	4.63	4.66
Total surgeries	115,391	120,778	122,610	123,854	482,633
Admissions through emergency department	120,160	119,269	118,287	122,089	479,805
Emergency department visits	655,714	689,083	690,171	703,265	2,738,233
Total emergency department admissions and visits	775,874	808,352	808,458	825,354	3,218,038
Outpatient visits	1,787,262	1,887,541	1,903,505	1,917,935	7,496,243
Charity and uninsured outpatient visits	158,356	161,773	158,091	158,492	636,712
Net outpatient revenue per visit	$699	$701	$695	$717	$703
Net patient revenue per adjusted patient admission	$11,459	$11,194	$11,093	$11,986	$11,434
Net patient revenue per adjusted patient day	$2,433	$2,437	$2,440	$2,622	$2,484
Net Patient Revenues from:
Medicare	22.4%	22.4%	21.2%	20.7%	21.7%
Medicaid	7.7%	9.9%	8.7%	11.1%	9.4%
Managed care	58.2%	58.4%	61.1%	58.3%	59.0%
Indemnity, self-pay and other	11.7%	9.3%	9.1%	9.9%	9.9%

(1)	Represents the results of Tenet’s Hospital Operations and other segment. The results for 2014 have been restated to exclude the results of the surgery and imaging centers that Tenet contributed to the joint venture with United Surgical Partners International. The results for these surgery and imaging centers are now reported in Tenet’s Ambulatory Care segment.

TENET HEALTHCARE CORPORATION

SEGMENT REPORTING

(Unaudited)

			December 31,	December 31,
			2015	2014
Assets
Hospital Operations and other			$17,353	$16,810
Ambulatory Care			5,159	212
Conifer			1,170	929

Total			$23,682	$17,951

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Capital expenditures:
Hospital Operations and other	$250	$188	$786	$899
Ambulatory Care	14	3	28	9
Conifer	12	8	28	25

Total	$276	$199	$842	$933

Net operating revenues:
Hospital Operations and other	$4,423	$4,213	$16,928	$15,681
Ambulatory Care	397	90	959	320
Conifer
Tenet	178	165	666	591
Other customers	206	162	747	602

Total Conifer revenues	384	327	1,413	1,193

Intercompany eliminations	(178)	(165)	(666)	(591)

Total	$5,026	$4,465	$18,634	$16,603

Adjusted EBITDA:
Hospital Operations and other	$394	$553	$1,653	$1,651
Ambulatory Care	158	29	358	98
Conifer	61	64	265	203

Total	$613	$646	$2,276	$1,952

Depreciation and amortization:
Hospital Operations and other	$177	$227	$702	$810
Ambulatory Care	18	3	46	14
Conifer	13	10	49	25

Total	$208	$240	$797	$849

Adjusted EBITDA	$613	$646	$2,276	$1,952
Depreciation and amortization	(208)	(240)	(797)	(849)
Impairments and restructuring charges, and acquisition-related costs	(52)	(63)	(318)	(153)
Litigation and investigation costs	(224)	(6)	(291)	(25)
Interest expense	(248)	(196)	(912)	(754)
Loss from early extinguishment of debt	(1)	—	(1)	(24)
Gains on sales, consolidation and deconsolidation of facilities	186	—	186	—
Investment Earnings	1	—	1	—

Income from continuing operations before income taxes	$67	$141	$144	$147

TENET HEALTHCARE CORPORATION

STATEMENT OF OPERATIONS – AMBULATORY CARE SEGMENT

INCLUDING PRO FORMA USPI AND ASPEN FOR ALL PERIODS

(Unaudited)

	Three Months Ended December 31,
	2015		2014
	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$404	$637	$313	$587
Less: Provision for doubtful accounts	(7)	(13)	(5)	(14)

Net operating revenues(1)	397	624	308	573
Equity in earnings of unconsolidated affiliates(2)	47	—	43	—
Operating expenses:
Salaries, wages and benefits	130	135	97	130
Supplies	79	148	57	142
Other operating expenses, net	78	111	65	106
Electronic health record incentives	(1)	—	(2)	—
Depreciation and amortization	18	20	14	20
Impairment and restructuring charges, and acquisition-related costs	3	(2)	7	—
Gains on sales, consolidation and deconsolidation of facilities	(32)	—	—	—

Operating income	169	212	113	175
Interest expense	(35)	(7)	(31)	(7)

Net income from continuing operations, before income taxes	134	205	82	168
Income tax expense	(16)	(3)	(19)	(2)

Net income	118	$202	63	$166

Less: Net income attributable to noncontrolling interests	85		49

Net income attributable to Tenet Healthcare Corporation common shareholders	$33		$14

Equity in earnings of unconsolidated affiliates		$47		$43

(1)	On a same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 12.5% during the three months ended December 31, 2015, with cases increasing 6.9% and revenue per case increasing 5.2%.
(2)	At December 31, 2015, 139 of the 333 facilities in the Company’s newly formed Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 194 facilities and account for these investments as consolidated subsidiaries.

TENET HEALTHCARE CORPORATION

STATEMENT OF OPERATIONS – AMBULATORY CARE SEGMENT

INCLUDING PRO FORMA USPI AND ASPEN FOR ALL PERIODS

(Unaudited)

	Years Ended December 31,
	2015		2014
	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$1,366	$2,213	$1,156	$1,967
Less: Provision for doubtful accounts	(23)	(53)	(16)	(48)

Net operating revenues(1)	1,343	2,160	1,140	1,919
Equity in earnings of unconsolidated affiliates(2)	126	—	116	—
Operating expenses:
Salaries, wages and benefits	438	514	368	463
Supplies	253	542	203	478
Other operating expenses, net	290	448	260	397
Electronic health record incentives	(1)	—	(2)	—
Depreciation and amortization	64	80	56	76
Impairment and restructuring charges, and acquisition-related costs	5	1	9	(6)
Gains on sales, consolidation and deconsolidation of facilities	(32)	—	—	—

Operating income	452	575	362	511
Interest expense	(137)	(28)	(123)	(28)
Other	—	(2)	—	1

Net income from continuing operations, before income taxes	315	545	239	484
Income tax expense	(52)	(8)	(49)	(8)

Net Income	263	$537	190	$476

Less: Net income attributable to noncontrolling interests	206		150

Net income attributable to Tenet Healthcare Corporation common shareholders	$57		$40

Equity in earnings of unconsolidated affiliates		$126		$116

(1)	On a pro forma same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 11.7% during the twelve months ended December 31, 2015, with cases increasing 7.9% and revenue per case increasing 3.6%.
(2)	At December 31, 2015, 139 of the 333 facilities in the Company’s newly formed Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 194 facilities and account for these investments as consolidated subsidiaries.

(1)	Reconciliation of Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, net of tax; (2) net loss (income) attributable to noncontrolling interests; (3) preferred stock dividends; (4) income (loss) from discontinued operations, net of tax; (5) income tax benefit (expense); (6) investment earnings (loss); (7) gain (loss) from early extinguishment of debt; (8) net gain (loss) on sales of investments; (9) interest expense; (10) litigation and investigation benefit (costs), net of insurance recoveries; (11) hurricane insurance recoveries, net of costs; (12) net gains (losses) on sales, consolidation and deconsolidation of facilities: (13) impairment and restructuring charges and acquisition-related costs; and (14) depreciation and amortization. The Company’s Adjusted EBITDA may not be comparable to EBITDA reported by other companies.

The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The Company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its hospitals in continuing operations. In addition, from time to time we use this measure to define certain performance targets under our compensation programs. Adjusted EBITDA is not a measure of liquidity, but is a measure of operating performance that management uses in its business as an alternative to net income (loss) attributable to Tenet Healthcare Corporation common shareholders. Because Adjusted EBITDA excludes many items that are included in our financial statements, it does not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

The reconciliation of net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP term, to Adjusted EBITDA, is set forth in the first table below for the three and twelve months ended December 31, 2015 and 2014.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #1 – Reconciliation of Adjusted EBITDA to Net Loss Attributable to

Tenet Healthcare Corporation Common Shares

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(97)	$61	$(140)	$12
Less: Net income attributable to noncontrolling interests	(99)	(20)	(218)	(64)
Net income (loss) from discontinued operations, net of tax	3	—	2	(22)

Income from continuing operations	(1)	81	76	98
Income tax expense	(68)	(60)	(68)	(49)
Investment earnings	1	—	1	—
Loss from early extinguishment of debt	(1)	—	(1)	(24)
Interest expense	(248)	(196)	(912)	(754)

Operating income	315	337	1,056	925
Litigation and investigation costs	(224)	(6)	(291)	(25)
Gains on sales, consolidation and deconsolidation of facilities	186	—	186	—
Impairment and restructuring charges, acquisition-related costs and litigation costs and settlements	(52)	(63)	(318)	(153)
Depreciation and amortization	(208)	(240)	(797)	(849)

Adjusted EBITDA	$613	$646	$2,276	$1,952

Net operating revenues	$5,026	$4,465	$18,634	$16,603

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	12.2%	14.5%	12.2%	11.8%

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #2 – Reconciliation of Adjusted Free Cash Flow

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
(Dollars in millions)	2015	2014	2015	2014
Net cash provided by operating activities	$191	$219	$1,026	$687
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(43)	(53)	(200)	(168)
Net cash used in operating activities from discontinued operations	(3)	(7)	(21)	(23)

Adjusted net cash provided by operating activities – continuing operations	237	279	1,247	878
Purchases of property and equipment – continuing operations	(276)	(199)	(842)	(933)

Adjusted free cash flow – continuing operations	$(39)	$80	$405	$(55)

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #3 – Reconciliation of Outlook Adjusted EBITDA to

Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

for the Year Ending December 31, 2016

(Unaudited)

	Q1 2016		2016
(Dollars in millions)	Low	High	Low	High
Net income attributable to Tenet Healthcare Corporation common shareholders	$3	$55	$115	$230
Less: Net income attributable to noncontrolling interests	(70)	(60)	(330)	(310)
Net Loss from discontinued operations, net of tax	(2)	—	(5)	—

Income from continuing operations	75	115	450	540
Income tax expense	(10)	(50)	(130)	(200)

Income from continuing operations, before income taxes	85	165	580	740
Interest expense, net	(245)	(235)	(970)	(950)

Operating income	330	400	1,550	1,690
Gains on sales, consolidation and deconsolidation of facilities	—	—	—	—
Impairment and restructuring charges, acquisition-related costs and litigation costs and settlements(a)	—	—	—	—
Depreciation and amortization	(220)	(200)	(850)	(810)

Adjusted EBITDA	$550	$600	$2,400	$2,500

Net operating revenues	$4,700	$4,900	$18,800	$19,200

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	11.7%	12.2%	12.8%	13.0%

(a)	Company does not forecast impairment and restructuring charges, acquisition-related costs, litigation costs and settlements, and gains on sales, consolidation and deconsolidation of facilities.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #4 – Reconciliation of Outlook Adjusted EBITDA to

Outlook Normalized Income from Continuing Operations

for the Year Ending December 31, 2016

(Unaudited)

	Q1 2016		2016
(Dollars in millions)	Low	High	Low	High
Adjusted EBITDA	$550	$600	$2,400	$2,500
Depreciation and amortization	(220)	(200)	(850)	(810)
Interest expense	(245)	(235)	(970)	(950)

Normalized income from continuing operations before income taxes	85	165	580	740
Income tax expense	(10)	(50)	(130)	(200)

Normalized income from continuing operations	75	115	450	540
Net income attributable to noncontrolling interests	(70)	(60)	(330)	(310)

Normalized net income attributable to common shares	$5	$55	$120	$230

Fully diluted weighted average share outstanding (in millions)	101	101	102	102
Normalized fully diluted earnings per share – continuing operations	$0.05	$0.54	$1.18	$2.25

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #5 – Reconciliation of Outlook Adjusted Free Cash Flow

for the Year Ending December 31, 2016

	2016
(Dollars in millions)	Low	High
Net cash provided by operating activities	$1,275	$1,435
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(a)	—	—
Net cash used in operating activities from discontinued operations	(25)	(15)

Adjusted net cash provided by operating activities – continuing operations	$1,300	$1,450
Purchases of property and equipment – continuing operations	(900)	(850)

Adjusted free cash flow – continuing operations	$400	$600

(a)	Company does not forecast impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements.